UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 22, 2022 (November 18, 2022)

Vivos Therapeutics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39796	81-3224056
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7921 SouthPark Drive, Suite 210, Littleton, CO	80120
(Address of Principal Executive Offices)	(Zip Code)

(844) 672-4357

(Registrant’s Telephone Number, Including Area Code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions. (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VVOS	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition

On November 22, 2022, Vivos Therapeutics, Inc. (the “Company”) issued a press release regarding the matters described in Item 4.02 below. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 18, 2022, the management and the Audit Committee of the Board of Directors of the Company (the “Audit Committee”) concluded that (a) the Company’s accounting for revenue from certain contracts was in error as being inconsistent with ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”) and the relevant provisions of ASC Topic 842, Leases (“ASC 842”), (b) the Company will restate its financial statements for the three-month period ended March 31, 2022 (the “Restated Period”) to correct the error, and (c) the Company’s previously issued unaudited interim consolidated financial statements for the Restated Period included in its Quarterly Report on Form 10-Q for the Restated Period, as originally filed with the Securities and Exchange Commission on May 16, 2022, should no longer be relied upon.

Except for the Restated Period, no previously reported annual audited or interim unaudited financial statements are impacted by management’s or the Audit Committee’s non-reliance assessment or require restatement. The restatement is not expected by the Company to have an adverse effect on the Company’s operations, liquidity and overall business plan.

In summary, changes as a result of the Company’s review are expected to have a cumulative net effect for the Restated Period as follows:

1.	Increasing total revenue and decreasing net loss on the condensed consolidated statements of operations and related footnotes by approximately $0.2 million; and

2.	Decreasing contract liability and accumulated deficit by approximately $0.2 million.

While the erroneous accounting was used in periods prior to the Restated Period, the impact for the fiscal years ended December 31, 2019, December 31, 2020, December 31, 2021 have been determined to be quantitatively and qualitative immaterial. Therefore, the cumulative effect of the identified error will be corrected in the Restated Period, with no restatement of prior fiscal year financial statements.

On August 22, 2022, the Company announced that it had been advised by Plante & Moran, PLLC, the Company’s independent registered public accounting firm (“Plante Moran”), about a potential need to reevaluate how and when the Company recognizes enrollment fees charged to new Vivos Integrated Providers (“VIPs”) and the related performance obligations that are included in VIP enrollments as revenue under ASC 606. Prior to and since that announcement, the Company has diligently performed a review of its revenue recognition policies under ASC 606 as well as the relevant provisions of ASC 842 and the Company’s other internal accounting policies and practices. During this review, the Company retained experts to assist management in its review and analysis of the Company’s revenue precognition policies. Working with its advisors, Company management performed detailed analyses and reviewed the policies and presentation of revenue generated through its VIP provider enrollments going back to 2018 and the inception of the VIP program.

The Company determined that it needed to recognize certain revenues over the expected customer life and assess breakage, rather than over a one-year period, as was previously done. Management also analyzed the classification of the Company’s revenue between product and service revenue. After a detailed review, and following a presentation by Company management with input from the Company’s advisors, the Audit Committee determined that the Company’s prior revenue recognition method was not consistent with the guidance in ASC 606 and updated its ASC 606 and 842 revenue recognition policies to conform to management’s analysis and recommendations.

Since commencement of the VIP program in 2018, the Company recognized revenue according to a policy which management had believed to be appropriate and in accordance with U.S. generally accepted accounting principles. That policy was to record 50% of enrollment revenue in the month following the enrollment of the applicable VIP and the other 50% over the following 11 months. The Company estimated that this adequately approximated the rate at which value was transferred to the VIP. Effective January 1, 2019, the Company adopted ASC 606 and continued to use the same revenue recognition method for VIP contracts, as it believed the method at the time was still appropriate under ASC 606, until it determined that with additional performance obligations offered to VIPs it needed to complete the aforementioned review.

Previously, the Company’s revenues were reported as approximately $3.5 million for the three-month period ended March 31, 2022. Based on its preliminary assessment, the Company expects that revenue on a net basis will be reported as approximately $3.6 million for the three-month period ended March 31, 2022. The following table provides a summary of the estimated adjustments for the Restated Period:

	Three Months Ended March 31, 2022
	Reported	Adjustment	Restated

Revenue
Product revenue:
Appliance sales to VIPs	$1,536	$327	$1,863
Center revenue	186		186
Total product revenue	1,722	327	2,049

Service revenue
VIP	1,237	(323)	914
Billing intelligence services	216	180	396
Management service revenue (MID related)	24	-	24
Sponsorship/seminar/other	261	-	261
Total service revenue	1,738	(143)	1,595

Total revenue	$3,460	$184	$3,644

The amounts provided above are subject to the completion of the Company’s restatement analysis and financial close and reporting process, as well as the financial statement review for the Restated Period. While the Company believes that the foregoing description will represent the entirety of the impact on the Company’s prior results of operations, given the incomplete nature of the Company’s restatement analysis, financial close and reporting process, the Company can give no assurance that no further adjustments will arise, and the restated financial statements for the Restated Periods will reflect any such additional adjustments that arise.

The Company’s management has concluded that in light of the information described above, the Company’s disclosure controls and procedures were not effective at March 31, 2022 and that, in addition to a material weakness in the Company’s internal control over financial reporting disclosed in the Company’s Quarterly Report on Form 10-Q for the Restated Period, management concluded an additional material weakness exists as of March 31, 2022 related to revenue recognition.

The Company expects to file its restated Form 10-Q for the Restated Period in the near future and its second and third quarter reports on Form 10-Q for the periods-ended June 30, 2022 and September 30, 2022 with the Securities and Exchange Commission on or before December 31, 2022.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press release, dated November 22, 2022 as issued by Vivos Therapeutics, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 22, 2022	Vivos Therapeutics, Inc.

	By:	/s/ R. Kirk Huntsman
R. Kirk Huntsman
Chairman and Chief Executive Officer